Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in the Form 8-K (including any amendments or supplements thereto, related appendices, and financial statements) of Diamondback Energy, Inc., to be filed with the Securities and Exchange Commission on or around April 8, 2024, of our report dated March 11, 2024, with respect to our estimates of proved reserves and future net revenue to the Endeavor Energy Resources, L.P. interest, as of December 31, 2023, in certain oil and gas properties located in the United States.  We also hereby consent to the incorporation by reference of said report in the Registration Statements of Diamondback Energy, Inc. on Forms S-3ASR (File No. 333-255731; File No. 333-268495; File No. 333-268614; and File No. 333-269476), and on Forms S-8 (File No. 333- 188552; File No. 333-215798; File No. 333-228637; File No 333-235671; and File No. 333-257561).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas
April 8, 2024